EXHIBIT 1.4

AMENDMENT AGREEMENT

This amendment agreement (the “Agreement”), is made and entered into effective as of the          day of                     , 20        , by and among THE FRONTIER FUND, a statutory trust organized under Chapter 38 of Title 12 of the Delaware Code (the “Trust”), EQUINOX FUND MANAGEMENT, LLC, a Delaware limited liability company and the managing owner of the Trust (the “Managing Owner”) and [                                         ], a [                                                             ] (the “Selling Agent”). Capitalized and other defined terms used in this Agreement and not otherwise expressly defined herein shall have the same respective meanings as are set forth in the Selling Agent Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Trust, the Managing Owner and the Selling Agent have entered into a selling agent agreement dated as of                                 , 200     (the “Selling Agent Agreement”), pursuant to which the Selling Agent acts as selling agent for the Trust on a “best efforts” basis; and

WHEREAS, Sub-Section 11(c) of the Selling Agent Agreement provides that the Selling Agent Agreement may not be amended or modified except by the prior written consent of all the parties to the Selling Agent Agreement; and

WHEREAS, the parties hereto desire to amend the Selling Agent Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained and for other consideration given, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1. Section 3(c) of the Selling Agent Agreement is hereby amended by replacing the words “branch offices” with the words “home office or branch offices.”

2. Section 4 of the Selling Agent Agreement is hereby amended by deleting the existing Section 4 in its entirety and replacing such deleted text with the following new Section 4:

“Section 4. Service Fees. (a) Class 1 and Class 1a Service Fees. (1) Units in the Class 1 of Balanced Series, Winton Series, Campbell/Graham Series, Currency Series and Graham Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 3.0% of the subscription amount of each subscription of Units in the Class 1 of the Series sold by it. After the expiration of twelve (12) months following the purchase of Units in the Class 1 of the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series and Graham Series of Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Unit in the Class 1 sold by the Selling Agent on an on-going basis for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series or Graham Series purchased after February 7, 2007, shall continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units totals ten percent (10%) of the purchase price of such Class 1 Units of such Series or such other amount as may be permitted by applicable law or regulation. The on-going service fee with respect to the Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series or Graham Series purchased on or before February 7, 2007, shall not be subject to such limitation.

(2) Units in the Class 1a of Balanced Series and Class 1 of Long/Short Commodity Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 3.0% of the subscription amount of each subscription of Units in the Class 1 or Class 1a, as applicable, of the Series sold by it.

After the expiration of twelve (12) months following the purchase of Units in the Class 1a of the Balanced Series of Units or the Class 1 of the Long/Short Commodity Series of Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Unit in the Class 1 or Class 1a, as applicable, sold by the Selling Agent on an on-going basis for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1 Units of the Long/Short Commodity Series or Class 1a Units of the Balanced Series shall continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units totals ten percent (10%) of the purchase price of such Class 1 Units of such Series.

(3) Units in the Class 1 of Long Only Commodity Series and Managed Futures Index Series. As compensation, the Selling Agent shall receive from the Managing Owner a service fee at an annual rate of up to 2.0% of the subscription amount of each subscription of Units in the Class 1 of the Series sold by it. After the expiration of twelve (12) months following the purchase of Units in the Class 1 of the Long Only Commodity Series and Managed Futures Index Series of Units, the Selling Agent shall also receive a monthly or quarterly on-going service fee of up to 2.0% annually of the Net Asset Value of each Unit in the Class 1 sold by the Selling Agent on an on-going basis for customary on-going services provided to the Trust and its Limited Owners by the Selling Agent for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee with respect to the Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series shall continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units totals ten percent (10%) of the purchase price of such Class 1 Units of such Series.

(b) Calculation of service fee. (1) The initial service fee and on-going service fee for Class 1 Units in the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series, Graham Series and Long/Short Commodity Series, as well as Class 1a Units in the Balanced Series, shall be calculated according to the following scale:

Aggregate Amount of Investment in Units in the Class 1 or Class 1a:	Percentage:
$0 - $99,999	3.00%
$100,000 - $499,999	2.50%
$500,000 - $999,999	1.25%
$1,000,000 and above	0.80%

(2) The initial service fee and on-going service fee for Class 1 Units in the Long Only Commodity Series and Managed Futures Index Series shall be calculated according to the following scale:

Aggregate Amount of Investment in Units in the Class 1:	Percentage:
$0 - $499,999	2.00%
$500,000 - $999,999	1.25%
$1,000,000 and above	0.80%

(3) The calculation of the initial service fee for incremental Unit purchases is based on the aggregate amount of Units held by an investor at the time of each Unit purchase (taking into account the right of accumulation). For example, if an investor purchases $75,000 in Class 1 Units of the Campbell/Graham Series in one month, the Selling Agent shall receive an initial service fee of 3.00% of the purchase price of such Units. If such investor then purchases an additional $50,000 in Class 1 Units of the Campbell/Graham Series three months later, the Selling Agent shall be paid an initial service fee of 2.50% of the purchase price of such Units. If such investor subsequently invests $500,000 in Class 1 Units of the Campbell/Graham Series, the Selling Agent shall be paid an initial service fee of 1.25% of the purchase price of such Units.

(4) The initial service fee is calculated based upon the net asset value of the aggregate amount of Units in Class 1 or Class 1a, as applicable, at the time of such purchase and the service fee applicable thereof. The on-going service fee after the initial 12 months of each purchase has expired is calculated based upon the net asset value of the aggregate amount of Units in Class 1 or Class 1a, as applicable, at the end of such 12 month period(s).

(5) Using the above example (assuming no redemption of Units has occurred), the initial service fee for the initial twelve months will be 3.00% of the net asset value of the initial Unit purchase of $75,000; 2.50% of the net asset value of the additional Unit purchase of $50,000; and 1.25% of the net asset value of the additional Unit purchase of $500,000. One year from the initial Unit purchase of $75,000, the on-going service fee will be 1.25% of the net asset value of the Unit purchase of $75,000. One year after the second Unit purchase of $50,000, the on-going service fee will be calculated at a rate of 1.25% of the net asset value of the cumulative $125,000 investment. Finally, one year after the third Unit purchase of $500,000, the on-going service fee will be calculated at a rate of 1.25% of the net asset value of the entire investment of $625,000.

(c) Units in the Class 2 or Class 2a of each Series. With respect to Units in the Class 2 of each Series and in the Class 2a of the Balanced Series, the Selling Agent shall receive no initial service fees for any Unit in the Class 2 or in the Class 2a of the Series sold by it. The Managing Owner shall pay the Selling Agent customary ongoing service fees in an amount equal to a percentage of the Net Asset Value of such Units in the Class 2 or in the Class 2a as agreed to and set forth in a schedule to this Agreement as compensation for certain ongoing services provided to the Trust and its Limited Owners for commodities-related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services as may be requested by the Limited Owners. The on-going service fee payable to the Selling Agents with respect to (1) the Class 2 Units of the Long Only Commodity Series, the Long/Short Commodity Series and the Managed Futures Index Series, (2) the Class 2a Units of the Balanced Series and (3) the Class 2 Units of the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series or Graham Series purchased after February 7, 2007, shall continue until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units totals ten percent (10%) of the purchase price of such Class 2 Units or Class 2a Units of such Series or such other amount as may be permitted by applicable law or regulation. The on-going service fee for the Class 2 Units of the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series or Graham Series purchased on or before February 7, 2007, shall not be subject to such limitation.

(d) In the event that the offering of Units of any Series is terminated prior to the initial escrow break for such Series, the Selling Agent shall not be entitled to any compensation in connection with the offering of such Series except for the reimbursement of reasonable and actual out-of-pocket expenses.”

3. Except as expressly amended and modified hereby, the Selling Agent Agreement shall remain in full force and effect.

4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile transmission; provided, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

IN WITNESS WHEREOF, the parties hereto have made this Agreement effective as of the date set forth above.

THE FRONTIER FUND

By:	EQUINOX FUND MANAGEMENT, LLC
Its:	Managing Owner

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC

By:
Name:
Title:

[NAME OF SELLING AGENT]

By:
Name:
Title: